Exhibit 99.2

Net Interest Income 1

$25,000 3.50%

2.93%

$20,000 2.77% 2.72% 2.69% 2.67% 3.00%

2.50%

$14,070

millions $15,000 $13,197 $12,717 $12,709 $12,397 2.00%

in $10,000 1.50%

$ 1.00%

$5,000 $12,884 $12,148 $11,672 $11,559 $11,346

0.50%

$0 0.00%

1Q10 2Q10 3Q10 4Q10 1Q11

Core NII Market-based NII Reported net interest yield

Commentary vs. 4Q10

• Net interest income declined $312M and net interest yield declined 2 bps to 2.67%

– NII was reduced as a result of:

• Reduction in hedge income

• Lower consumer loan balances and yields

• Two fewer days in 1Q11

– But benefited from:

• Continued reduction in long-term debt levels

• Other items, including deposit growth and certain commercial loan items

• $14B long-term debt reduction keeps us on track to meet goal of 15-20% long-term debt reduction relative to 3Q10 by end of 2011 and longer term goal of $150B to $200B by the end of 2013

• Expect NII to stabilize mid-year 2011

1 Fully taxable-equivalent basis

Representations and Warranties

Liability for Representations and Warranties

($ in millions)

	1Q10	2Q10	3Q10	4Q10	1Q11
Beginning Balance	$ 3,507	$ 3,325	$ 3,939	$ 4,402	$ 5,438
Provision	526	1,248	872	4,140	1,013
Charge-offs	(718)	(642)	(415)	(3,028)	(238)
Other Activity	10	8	6	(76)	7
Ending Balance	$ 3,325	$ 3,939	$ 4,402	$ 5,438	$ 6,220

Outstanding Claims by Counterparty

($ in millions)

	1Q10	2Q10	3Q10	4Q10	1Q11
GSEs	$ 4,094	$ 5,624	$ 6,819	$ 2,821	$ 5,350
Monolines	3,169	4,114	4,304	4,799	5,251
Other	1,575	1,428	1,825	3,067	2,963
Total	$ 8,838	$ 11,166	$ 12,948	$ 10,687[1]	$ 13,564[1]

New Claim Trends [2]

($ in millions)

	1Q10	2Q10	3Q10	4Q10	1Q11	Mix
Pre 2005	$143	$125	$147	$455	$130	4%
2005	362	710	589	957	409	14%
2006	867	1,276	1,442	2,105	1,584	32%
2007	1,805	2,329	1,664	1,775	2,253	41%
2008	204	278	320	351	483	7%
Post 2008	36	47	56	105	128	2%
New Claims	$3,417	$4,765	$4,218	$5,748	$4,987	
% GSEs	83%	77%	82%	57%	88%	
Rescinded Claims	$1,050	$1,592	$1,531	$4,106	$934	
Approved Repurchases	1,204	855	1,005	3,934	1,109	
Outstanding Claims	8,838	11,166	12,948	10,687	13,564	
% GSEs	46%	50%	53%	26%	39%	

Commentary

- 1Q11 reps and warranties provision of $1.0B is $3.1B lower than 4Q10, as that quarter included a $3.0B provision related to the agreements with GSEs
- Outstanding claims increased $2.9B. The increase in the outstanding GSE claims is primarily attributed to an increase in new claims submitted on both Countrywide originations not covered by the GSE agreements and Bank of America originations compared to 4Q10, combined with an increase in the volume of claims appealed by the company and awaiting review and response from the GSEs
- Rescissions and approvals in 4Q10 were primarily driven by GSE agreements

[1] Includes $1.7B in demands from private-label securitization investors who do not have the right to demand repurchase of loans directly. However, inclusion of these claims does not mean we believe that the claimant has satisfied the contractual thresholds to direct the securitization trustee to take action or otherwise procedurally or substantively valid. A claimant has filed litigation against the company relating to certain of these claims.

[2] New claims include Merrill Lynch and First Franklin

Government Sponsored Enterprise (GSE) Experience – 2004-2008 Originations

As of March 31, 2011

($ in billions)

Legacy Originator Countrywide Other Government Sponsored Enterprise Mix Total Freddie Mac Fannie Mae Total

Original funded balance $ 846 $ 272 $ 1,118 $ 292 $ 826 $ 1,118

Less:

Principal payments 420 139 559 134 425 559

Defaults 40 5 45 9 36 45

Outstanding balance $ 386 $ 128 $ 514 $ 149 $ 365 $ 514

Outstanding delinquent > 180 days $ 54 $ 13 $ 67 $ 20 $ 47 $ 67

Defaults + severely delinquent $ 94 $ 18 $ 112 $ 29 $ 83 $ 112

Payments made prior to

delinquency:

Less than 13 $ 16 14% $ 16 14%

13-24 31 28% 31 28%

25-36 34 30% 34 30%

greater than 36 31 28% 31 28%

Outstanding GSE pipeline on representations and warranties claims $5.4 $0.6 $4.8 $5.4

Cumulative representations and warranties losses 2004-2008 $6.8 $3.2 $3.6 $6.8

Non-GSE Experience – 2004-2008 Originations

As of March 31, 2011
($ in billions)

	Principal Balance					Principal at Risk			
Entity	Original Principal Balance	Outstanding Principal Balance	Outstanding Principal Balance > 180	Defaulted Principal Balance	Principal at Risk	Borrower Made < 13 Payments	Borrower Made 13 to 24 Payments	Borrower Made 25 to 36 Payments	Borrower Made > 36 Payments
Bank of America	$ 100	$ 33	$ 5	$ 3	$ 8	$ 1	$ 2	$ 2	$ 3
Countrywide	716	281	85	86	171	24	45	49	53
Merrill Lynch	65	22	7	10	17	3	4	3	7
First Franklin	82	23	7	19	26	4	6	4	12
Total[1,2,3]	$ 963	$ 359	$ 104	$ 118	$ 222	$ 32	$ 57	$ 58	$ 75

	Principal Balance					Principal at Risk			
Product	Original Principal Balance	Outstanding Principal Balance	Outstanding Principal Balance > 180	Defaulted Principal Balance	Principal at Risk	Borrower Made < 13 Payments	Borrower Made 13 to 24 Payments	Borrower Made 25 to 36 Payments	Borrower Made > 36 Payments
Prime	$ 302	$ 117	$ 16	$ 12	$ 28	$ 2	$ 6	$ 8	$ 12
Alt-A	172	79	22	23	45	7	12	12	14
Pay option	150	63	30	22	52	5	14	16	17
Subprime	245	81	36	44	80	16	19	17	28
Home Equity	88	17	-	16	16	2	5	5	4
Other	6	2	-	1	1	-	1	-	-
Total	$ 963	$ 359	$ 104	$ 118	$ 222	$ 32	$ 57	$ 58	$ 75

[1] Includes $186B of original principal balance related to transactions with monoline participation.
[2] Excludes transactions sponsored by Bank of America and Merrill Lynch where no representations were granted.
[3] Includes exposures on third-party sponsored transactions related to legacy entity originations.